                                                        [Execution Copy: 3/3/95]
                                                                     EXHIBIT 4.1




                      EIGHTH AMENDMENT TO CREDIT AGREEMENT


   THIS EIGHTH AMENDMENT (the "Eighth Amendment"), dated as of March 3, 1995, is entered into by and among BROADWAY STORES, INC., a Delaware corporation previously known as Carter Hawley Hale Stores, Inc. (the "Borrower"), the financial institutions parties thereto (the "Lenders") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as agent (the "Agent") for the Lenders.

                                R E C I T A L S

   WHEREAS, the parties hereto have entered into that certain Credit Agreement dated as of October 8, 1992 and amended by the letter agreement dated April 29, 1993, the Amended and Restated Second Amendment dated as of August 20, 1993, the Third Amendment dated as of September 30, 1993, the Fourth Amendment dated as of October 31, 1993, the Fifth Amendment dated as of December 10, 1993, the Sixth Amendment dated as of February 26, 1994 and the Seventh Amendment dated as of September 13, 1994 ("Seventh Amendment") (as so amended, the "Credit Agreement"), and now desire to amend the Credit Agreement in certain respects;

   NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

   1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings ascribed to them therein.

   2. Amendments to the Credit Agreement: Upon the Effective Date (as defined herein), Section 7.1 of the Credit Agreement is hereby amended in its entirety to read as set forth below:

     7.1  Financial Covenants.

       (a) Consolidated EBITDA. The Borrower will not permit aggregated Consolidated EBITDA for the Fiscal Months which are substantially coextensive with any period set forth below to be less than the amount set forth below opposite such period (except that any amount set forth below in parentheses shall be the maximum amount of permitted Consolidated EBITDA deficit for the period of Fiscal Months set forth opposite such amount):

                                                        [Execution Copy: 3/3/95]

       Period                                  Amount
       ------                                  ------
   February 1994                            ($ 20,100,000)
   February 1994 - March 1994                $ 16,300,000
   February 1994 - April 1994               ($ 13,300,000)
   February 1994 - May 1994                 ($  6,300,000)
   February 1994 - June 1994                 $  3,200,000
   February 1994 - July 1994                 $  3,500,000
   February 1994 - August 1994               $  5,300,000
   February 1994 - September 1994            $  9,600,000
   February 1994 - October 1994              $ 12,800,000
   February 1994 - November 1994             $ 22,000,000
   February 1994 - December 1994             $ 78,100,000
   February 1994 - January 1995              $ 73,200,000
   March 1994 - February 1995                $ 65,700,000
   April 1994 - March 1995                   $ 65,400,000
   May 1994 - April 1995                     $ 66,700,000
   June 1994 - May 1995                      $ 68,600,000
   July 1994 - June 1995                     $ 70,200,000
   August 1994 - July 1995                   $ 70,500,000
   September 1994 - August 1995              $ 73,600,000
   October 1994 - September 1995             $ 75,800,000
   November 1994 - October 1995              $ 79,100,000
   December 1994 - November 1995             $ 85,000,000
   January 1995 - December 1995              $106,500,000
   February 1995 - January 1996              $110,000,000
   March 1995 - February 1996                $114,800,000
   April 1995 - March 1996                   $118,800,000
   May 1995 - April 1996                     $124,100,000
   June 1995 - May 1996                      $131,900,000
   July 1995 - June 1996                     $136,900,000
   August 1995 - July 1996                   $136,900,000
   September 1995 - August 1996              $136,900,000
   October 1995 - September 1996             $136,900,000

       (b) Consolidated Net Cash Flow. The Borrower will not permit Consolidated Net Cash Flow for the Fiscal Months which are substantially coextensive with any period set forth below to be less that the amount set forth below opposite such period (except that any amount set forth below in parentheses shall be the maximum amount of permitted Consolidated Net Cash Flow deficit for the period of Fiscal Months set forth opposite such amount):





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
                                                        [Execution Copy: 3/3/95]

       Period                          Amount
       ------                          ------
   February 1994                     ($27,800,000)
   February 1994 - March 1994        ($32,100,000)
   February 1994 - April 1994        ($36,100,000)
   February 1994 - May 1994          ($35,700,000)
   February 1994 - June 1994         ($33,600,000)
   February 1994 - July 1994         ($40,200,000)
   February 1994 - August 1994       ($44,800,000)
   February 1994 - September 1994    ($47,900,000)
   February 1994 - October 1994      ($51,100,000)
   February 1994 - November 1994     ($48,200,000)
   February 1994 - December 1994      $   800,000
   February 1994 - January 1995      ($10,400,000)
   February 1995                     ($36,800,000)
   February 1995 - March 1995        ($41,400,000)
   February 1995 - April 1995        ($45,800,000)
   February 1995 - May 1995          ($49,700,000)
   February 1995 - June 1995         ($47,900,000)
   February 1995 - July 1995         ($52,900,000)
   February 1995 - August 1995       ($55,600,000)
   February 1995 - September 1995    ($56,500,000)
   February 1995 - October 1995      ($58,700,000)
   February 1995 - November 1995     ($53,500,000)
   February 1995 - December 1995      $ 4,800,000
   February 1995 - January 1996      ($11,800,000)
   February 1995 - February 1996     ($22,200,000)
   February 1995 - March 1996        ($22,600,000)
   February 1995 - April 1996        ($21,500,000)
   February 1995 - May 1996          ($17,500,000)
   February 1995 - June 1996         ($10,500,000)
   February 1995 - July 1996         ($15,700,000)
   February 1995 - August 1996       ($19,000,000)
   February 1995 - September 1996    ($22,600,000)

       (c) Consolidated Net Inventory Ratio. The Borrower will not permit the Consolidated Net Inventory Ratio on the last day of any two consecutive Fiscal Months set forth below to exceed the percentages set forth below opposite such Fiscal Months:

   Fiscal Month                       Percentage
   ------------                       ----------

                                                        [Execution Copy: 3/3/95]

   June 1993                           90.0%
   July 1993                           87.0%
   August 1993                         81.7%
   September 1993                      82.0%
   October 1993                        75.2%
   November 1993                       73.9%
   December 1993                       81.4%
   January 1994                        86.6%
   February 1994                       82.8%
   March 1994                          87.1%
   April 1994                          87.2%
   May 1994                            82.3%
   June 1994                           89.8%
   July 1994                           87.1%
   August 1994                         81.9%
   September 1994                      81.9%
   October 1994                        77.1%
   November 1994                       73.3%
   December 1994                       81.7%
   January 1995                        85.8%
   February 1995                       83.1%
   March 1995                          87.1%
   April 1995                          87.0%
   May 1995                            82.7%
   June 1995                           89.8%
   July 1995                           86.5%
   August 1995                         78.9%
   September 1995                      80.1%
   October 1995                        76.9%
   November 1995                       73.3%
   December 1995                       81.7%
   January 1996                        85.8%
   February 1996                       83.1%
   March 1996                          87.1%
   April 1996                          87.0%
   May 1996                            82.7%
   June 1996                           89.8%
   July 1995                           86.5%
   August 1996                         78.9%
   September 1996                      80.1%

                                                        [Execution Copy: 3/3/95]


         (d) Consolidated Maximum/Minimum Inventory Balance. The Borrower will not permit the aggregate amount of all inventory of the Borrower and its Subsidiaries (determined on the lower of a first-in, first-out or market basis) on the last day of any two consecutive Fiscal Months set forth below to exceed the maximum amount, or to be less than the minimum amount, set forth below opposite such Fiscal Months:

   Fiscal Month    Maximum Amount   Minimum Amount
   ------------    --------------   --------------
   February 1994   $436,900,000     $386,900,000
   March 1994      $417,400,000     $367,400,000
   April 1994      $415,000,000     $365,000,000
   May 1994        $433,300,000     $383,300,000
   June 1994       $400,800,000     $350,800,000
   July 1994       $404,000,000     $354,000,000
   August 1994     $483,100,000     $433,100,000
   September 1994  $500,000,000     $450,000,000
   October 1994    $554,100,000     $504,100,000
   November 1994   $609,600,000     $559,600,000
   December 1994   $468,500,000     $418,500,000
   January 1995    $464,500,000     $414,500,000
   February 1995   $468,900,000     $418,900,000
   March 1995      $459,700,000     $409,700,000
   April 1995      $454,700,000     $404,700,000
   May 1995        $465,700,000     $415,700,000
   June 1995       $432,100,000     $382,100,000
   July 1995       $436,100,000     $386,100,000
   August 1995     $476,600,000     $426,600,000
   September 1995  $493,700,000     $443,700,000
   October 1995    $538,400,000     $488,400,000
   November 1995   $588,900,000     $538,900,000
   December 1995   $438,200,000     $388,200,000
   January 1996    $441,600,000     $391,600,000
   February 1996   $468,900,000     $418,900,000
   March 1996      $459,700,000     $409,700,000
   April 1996      $454,700,000     $404,700,000
   May 1996        $465,700,000     $415,700,000
   June 1996       $432,100,000     $382,100,000
   July 1996       $436,100,000     $386,100,000
   August 1996     $476,600,000     $426,600,000
   September 1996  $493,700,000     $443,700,000

                                                        [Execution Copy: 3/3/95]

       (e) Consolidated Capital Expenditures. The Borrower will not permit the aggregate amount of all Capital Expenditures of the Borrower and its Subsidiaries to exceed, during any period set forth below, the amount set forth below opposite such period:


     Period (Fiscal Months)                  Amount
     ----------------------                  ------
   From     Through (and including)
   ----     -----------------------
   February 1994   January 1995           $110,000,000
   February 1995   January 1996           $ 40,000,000
   February 1996   September 1996         $ 22,000,000

  provided, however, that the aggregate amount of Capital Expenditures otherwise permitted pursuant to this Section 7.1(e) during the period from the February 1996 through and including the September 1996 Fiscal Months shall be increased by an amount equal to the lesser of $20,000,000 or the unused portion of the allowance for Capital Expenditures for the period from February 1995 through January 1996. Notwithstanding anything to the contrary set forth in this Section 7.1(e), in no event shall the aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries exceed $25,000,000 during any Fiscal Month.

   3. Effective Date. This Eighth Amendment shall become effective upon the date (the "Effective Date") on or before March 30, 1995 on which all of the following conditions have been simultaneously satisfied:

     (a)  The Agent has received each of the following:

       (i) counterparts hereof signed by the Borrower, the Lenders and the Agent;

       (ii) an amended and restated Note duly executed by the Borrower in the form attached hereto as Exhibit A;

       (iii) in addition to all other amounts due under or in connection with the Credit Agreement, payment in the amount of $281,250 in same day funds for the account of the Lenders in accordance with their respective Percentages;

       (iv) one or more certificates, dated the Effective Date and in form and substance satisfactory to the Agent, of the Secretary or any Assistant Secretary of the Borrower certifying (A) as to resolutions of the Board of Directors of the Borrower authorizing this Eighth Amendment

                                                        [Execution Copy: 3/3/95]

   and the Seventh Amendment and the transactions contemplated hereby and thereby, (B) that the resolutions described in clause (A) have not been amended and remain in full force and effect, (C) as to the incumbency and signatures of each officer of the Borrower executing this Eighth Amendment or any of the Loan Documents delivered in connection therewith, (D) as to the matters set forth in Sections 3(b) and 3(c) of this Eighth Amendment,
   (E) that the copy of Amendment No. 2 to the Receivables-Backed Credit Agreement dated as of September 13, 1994 among the Receivables Borrower, the Receivables Lender and GE Capital, as attached to the Officer's Certificate of the Borrower furnished pursuant to Section 3(a)(iii) of the Seventh Amendment, is true and complete and (F) as to such other matters as shall be reasonably requested by Agent; and

       (v) opinions, dated the Effective Date and addressed to the Agent and each Lender, of Marc Bercoon, general counsel of the Borrower, and of Milbank, Tweed, Hadley & McCloy, counsel to the Borrower, each in form and substance satisfactory to the Agent.

     (b) After giving effect to this Eighth Amendment, no Default or Event of Default shall have occurred or be continuing.

     (c) The representations and warranties contained in Article 4 of the Credit Agreement (other than representations and warranties which expressly speak as of a different date) are true, correct and complete in all material respects, except that such representations and warranties need not be true, correct and complete to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement.

   4. Representations and Warranties. The Borrower hereby represents and warrants that, as of the date hereof and as of the Effective Date, after giving effect to this Eighth Amendment:

     (a) The execution, delivery and performance by the Borrower of this Eighth Amendment have been duly authorized by all necessary corporate action;

     (b)  No Default or Event of Default has occurred or is continuing; and

     (c)  The representations and warranties of the Borrower contained in
Article 4 of the Credit Agreement and any other Loan Document

                                                        [Execution Copy: 3/3/95]

   (other than representations and warranties which expressly speak as of a different date) are true, correct and complete in all material respects, except that such representations and warranties need not be true, correct and complete to the extent that changes in the facts and conditions on which such representations and warranties are based are required or permitted under the Credit Agreement.

   5. Limitation on Amendment. This Eighth Amendment shall be limited solely to the matters expressly set forth herein and shall not (a) constitute a waiver or amendment of any other term or condition of the Credit Agreement, or of any instruments or agreements referred to therein, (b) prejudice any right or rights which the Agent or any of the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any instruments or agreements referred to therein, or (c) require the Lenders to agree to a similar waiver or amendment or grant a similar waiver or amendment for a similar transaction or on a future occasion. Except to the extent specifically waived herein, the provisions of the Credit Agreement shall not be amended, modified, impaired or otherwise affected hereby, and the Credit Agreement and all of the Obligations are hereby confirmed in full force and effect.

   6. Miscellaneous. This Eighth Amendment is a Loan Document and, together with the Credit Agreement and the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

   7. Governing Law. This Eighth Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

   8. Counterparts. This Eighth Amendment may be executed in any number of counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

   WITNESS the due execution hereof as of the date first above written.

          BROADWAY STORES, INC., as the Borrower



          By:        /s/ Ralph DeMarco
              --------------------------------
              Title: Vice President, Treasurer

                                                        [Execution Copy: 3/3/95]


                                         GENERAL ELECTRIC CAPITAL CORPORATION,
                                         as Agent and as the Lender



                                         By:       /s/ Steven C. Bierman
                                             -----------------------------------
                                             Title: Duly Authorized Signatory

                         EXHIBIT A TO EIGHTH AMENDMENT

            FORM OF AMENDED AND RESTATED REVOLVING CREDIT NOTE


$225,000,000                                       Los Angeles, California
                                                       September 13, 1994


   FOR VALUE RECEIVED, the undersigned, BROADWAY STORES, INC., a Delaware corporation (previously known as Carter Hawley Hale Stores, Inc.) having an office at 3880 N. Mission Road, Los Angeles, California 90031 (the "Borrower"), hereby promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION (the "Lender"), or its registered assigns, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO HUNDRED TWENTY-FIVE MILLION DOLLARS ($225,000,000), or, if less, the aggregate unpaid principal amount of all Advances made by the Lender pursuant to that certain Credit Agreement, dated as of October 8, 1992 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, certain commercial lending institutions (including the Lender) as are, or may from time to time become, parties thereto, and General Electric Capital Corporation, as Agent, together with interest on the unpaid principal amount of this Note outstanding from time to time from the date of the first advance made or deemed to have been made hereunder, as hereinafter provided.

   This Note is issued pursuant to the Credit Agreement, is one of the Notes referred to therein, and is entitled to the benefit and security of the Loan Documents provided for therein, to which reference is hereby made for a statement of all of the terms and conditions under which the Advances evidenced hereby are made. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

   The principal amount of the indebtedness from time to time evidenced hereby shall be payable in the manner specified in the Credit Agreement and, if not sooner paid in full, on October 8, 1996.

   The outstanding principal amount of indebtedness evidenced hereby shall bear interest, payable monthly in arrears on the tenth day of each month for the immediately preceding calendar month, the first such payment date being November 10, 1992, as set forth in the Credit Agreement.

   Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

   If any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

   Upon and after the occurrence of an Event of Default, this Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and upon such declaration immediately shall become, due and payable.

   Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

   This Note is given in renewal of and rearrangement and substitution, but not in payment, for the "Note" referred to in the Credit Agreement (the "Prior Note"), it being acknowledged and agreed that the indebtedness evidenced by the Prior Note constitutes the same indebtedness evidenced by this Note and that this Note in no way is intended to constitute a novation of such Prior Note or the outstanding principal amount thereof.

   This Note has been delivered and accepted at Los Angeles, California, and shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                         BROADWAY STORES, INC.



                                         By______________________________

                                            Title:





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